UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2013

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
The Board of Directors of CHS Inc. (the “Company”) adopted a resolution (the “Resolution”), which became effective on July 18, 2013, amending the terms of the Company's existing 8% Cumulative Redeemable Preferred Stock (the “8% Preferred Stock”) to provide that the 8% Preferred Stock may not be redeemed at the option of the Company until July 18, 2023. Prior to the effectiveness of the Resolution, the 8% Preferred Stock had been subject to redemption at the option of the Company from and after February 1, 2008.

The foregoing description of the Resolution is a summary only and is qualified in its entirety by reference to the full text of the Resolution, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

A copy of the press release issued by the Company on July 18, 2013 announcing the adoption of the Resolution is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

4.1    Resolution Amending the Terms of the 8% Cumulative Redeemable Preferred Stock to Provide
for Call Protection

99.1    CHS Inc. Press Release dated July 18, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

July 18, 2013	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer